UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200

1-04928	DUKE ENERGY CAROLINAS, LLC	56-0205520
(a North Carolina limited liability company) (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On April 22, 2014, Paul Newton, the North Carolina State President of Duke Energy Carolinas, LLC (the “Company”) testified before the North Carolina Joint Environmental Review Commission on the Company’s response to the Dan River coal ash release that occurred on February 2, 2014, and its near-term actions to address coal ash at five of the Company’s sites across North Carolina.  He also discussed the Company’s preparations to begin a comprehensive, longer-term ash basin strategy that involves a site-specific, fact based approach at each of its coal plant sites to be completed by the end of 2014.

Attached as Exhibit 99.1 to this Form 8-K is a chart comparing the estimated costs of several possible approaches to ash management at our North Carolina ash basin sites.  The attached estimates assume that coal ash will retain a non-hazardous designation by the Environmental Protection Agency and exclude financing, inflation and increased operations and maintenance costs.

A copy of this chart has also been posted on Duke Energy Corporation’s (“Duke Energy”) ash management website at http://www.duke-energy.com/ash-management/.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

99.1  North Carolina Coal Ash Plan Cost Estimate Comparisons

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 22, 2014	By:	/s/ Julie S. Janson
	Name:	Julia S. Janson

	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	North Carolina Coal Ash Plan Cost Estimate Comparisons